Exhibit 99.1
DOMA HOLDINGS, INC.
OMNIBUS INCENTIVE PLAN
NOTICE OF RSU AND PRSU AWARD
Except as otherwise indicated, any capitalized term used but not defined in this Notice of RSU and PRSU Award (this “Notice”) shall have the meaning ascribed to such term in the Doma Holdings, Inc. Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.
You (the “Participant”) have been granted an Award consisting of two parts: (i) the first part of the Award consists of restricted stock units (“RSUs”), and the second part of the Award consists of performance restricted stock units (“PRSUs”). The RSUs and PRSUs are being granted under the Plan, and are subject to the terms and conditions of the Plan, this Notice and the attached RSU and PRSU Agreement (this Notice and the attached RSU and PRSU Agreement, collectively, the “Agreement”).
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Name:	Max Simkoff
Date of Grant:	June 29, 2022
Number of RSUs:	2,435,325
RSU Vesting Schedule:
The Participant will receive a benefit with respect to an RSU only if it vests. Subject to this Agreement, the RSUs will vest on the following schedule: 1/16 of the total RSUs, rounded down to the nearest Share, or 152,207 RSUs, will vest on each successive Scheduled Vesting Date following the Date of Grant, with the “Scheduled Vesting Dates” being September 1, December 1, March 1 and June 1 of the applicable year. The first 1/16 of the RSUs will vest on September 1, 2022.

Target Number of PRSUs:	2,435,325
Performance Period:	The Performance Period shall be as set forth under “Performance Period” on Exhibit A to this Agreement.
Performance Condition:
The PRSUs shall be subject to the satisfaction of the Performance Condition as set forth under Exhibit A to this Agreement and the actual number of PRSUs earned for the Performance Period shall be between 0% and 100% (as set forth on Exhibit A to this Agreement).

PRSU Service Condition:	Subject to Section 3 of the RSU and PRSU Agreement, the PRSUs will be subject to the Service Condition described in Exhibit A to this Agreement.

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The Company, by its duly authorized officer, and the Participant have executed this Notice as of the Date of Grant.

DOMA HOLDINGS, INC.
By:	/s/ Eric Watson
Name: Eric Watson
Title: General Counsel

The undersigned Participant acknowledges receipt of, and understands and agrees to, this Notice, the Agreement and the Plan.

PARTICIPANT
By:	/s/ Max Simkoff
Max Simkoff

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DOMA HOLDINGS, INC.
OMNIBUS INCENTIVE PLAN
PRSU AND RSU AGREEMENT
The Participant named in the attached Notice of PRSU and RSU Award (the “Notice”) has been granted an Award of PRSUs and RSUs (the “Award”) pursuant to the Doma Holdings, Inc. Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”), the Notice and this PRSU and RSU Agreement (this “Agreement”), dated as of June 29, 2022, between the Participant and Doma Holdings, Inc. (the “Company”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.
1.Issuance of Shares. Each PRSU and each RSU shall represent the right to receive one Share upon the vesting of such PRSU or such RSU, as applicable, as determined in accordance with and subject to the terms of this Agreement, the Plan and the Notice, and, in the case of the PRSU, subject to the satisfaction of the Performance Condition. The target number of PRSUs and the number of RSUs are set forth in the Notice.
2.Vesting Dates. Subject to Section 3, the Award shall vest on the dates set forth in the Notice.
3.Termination of Service.
(a)Due to Death or Disability.
(i)RSUs: In the event of the Participant’s Termination of Service due to death or Disability, any RSUs that are not vested shall immediately become vested.
(ii)PRSUs: The Service Condition for all PRSUs will be deemed to have been satisfied as of the date of Termination of Service, and the extent to which the Performance Condition has been met will be determined in accordance with Section 3 of Exhibit A.
(b)Without Cause or for Good Reason in Connection with a Change in Control. This Agreement shall expressly govern the terms of the Award and shall expressly override the terms of Section 4(b) of the Participant’s employment agreement dated as of May 1, 2021 (as the same may be amended, modified or supplemented from time to time, the “Employment Agreement”). In the event of a Termination of Service by the Company without Cause (as defined in the Executive Severance Plan) or by the Participant for Good Reason (as defined in the Executive Severance Plan), in each case, within (i) 12 months following a Change in Control or (ii) three months prior to a Change in Control (any such termination, a “Change in Control Termination”), then, subject to the Participant’s execution of (and the expiration of any revocation period) of a release of claims against the Company in a form attached hereto as Exhibit R within 60 days following the Participant’s Termination of Service:
(iii)RSUs: Any RSUs that are not vested shall become vested.
(iv)PRSUs: The Service Condition for all PRSUs will be deemed to have been satisfied as of the date of Termination of Service, and the extent to which the Performance Condition has been met will be determined in accordance with this Agreement including Section 5 of Exhibit A.
(c)All Other Terminations. In the event of a Termination of Service for any reason other than as described in Section 3(a) (Due to Death or Disability) or 3(b) (Without Cause or for Good Reason in Connection with a Change in Control), then all RSUs and PRSUs that have not vested as of the date of Termination of Service shall be immediately forfeited (including, for the avoidance of doubt, any PRSUs that have become Vested PRSUs in accordance with Exhibit A), provided that upon a Termination of Service by the Company without Cause or by the Participant for Good Reason, in each case, other than a Change in Control Termination, the Participant will immediately vest in the tranche of RSUs scheduled to vest on the next Scheduled Vesting Date immediately following the Termination of Service, and the Participant will immediately be deemed to satisfy the Service Condition for the tranche of PRSUs scheduled to vest on the next Scheduled Vesting Date immediately following the Termination of Service and will have the opportunity to satisfy the Performance Condition until no earlier than such next Scheduled Vesting Date.
(d)As used herein, “Disability” has the meaning set forth in the Participant’s Employment Agreement, if any, or, if not so defined, means the Participant being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its subsidiaries.
4.Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the Award unless and until the Participant becomes the record owner of the Shares underlying the Award.
5.Dividend Equivalents. If a cash dividend is declared on Shares during the period commencing on the Date of Grant set forth in the Notice and ending on the date on which the Shares underlying the Award are distributed to the Participant pursuant to this Agreement, the Participant shall be eligible to receive an amount in cash, or to the extent determined by the Committee in writing, Shares (a “Dividend Equivalent”) equal to the dividend that the Participant would have received had the Shares underlying the Award been held by the Participant as of the time at which such dividend was declared. Each Dividend Equivalent will be paid to the Participant in cash as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting Date of the corresponding Award. For clarity, no Dividend Equivalent will be paid with respect to any PRSUs or RSUs that are forfeited.
6.Distribution of Shares. Subject to the provisions of this Agreement, upon the vesting of any portion of the Award, the Company shall deliver to the Participant, as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting Date, one Share for each such PRSU or RSU, as applicable. Upon the delivery of Shares, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy relating to insider trading of securities or any Company stock ownership policy.
7.Responsibility for Taxes.
(e)The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents; and does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(f)Unless otherwise determined by the Committee, the Tax-Related Items which the Company determines must be withheld with respect to this Award (the “Tax Withholding Obligations”) will be satisfied with consideration received under a formal, broker-assisted cashless program adopted by the Company in connection with the Plan pursuant to this authorization (the “Sell-to-Cover Method”). In addition to Shares sold to satisfy the Tax Withholding Obligations, additional Shares will be sold to satisfy any associated broker or other fees. Only whole Shares will be sold through the Sell-to-Cover Method to satisfy any Tax Withholding Obligation and any associated broker or other fees. Any proceeds from the sale of Shares in excess of the Tax Withholding Obligations and any associated broker or other fees generated through the Sell-to-Cover Method will be paid to Participant in accordance with procedures the Company may specify from time to time. By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligation (and any associated broker or other fees) through the Sell-to-Cover Method. The Participant further acknowledges and agrees that it is the Participant’s intent that the Sell-to-Cover Method and this Section 7 comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. Notwithstanding the foregoing, the Company may withhold Shares issued on settlement of the Award to cover the amount of the Tax-Related Items associated with such settlement.
(g)The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of Shares.
(h)Finally, the Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
8.Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of salary, normal salary, wages or other ordinary compensation, any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or any calculation of base pay, regular pay or wages for any purpose.
9.Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of the Company’s clawback policy as in effect on the date thereof or any clawback policy that may be required by applicable law to be adopted after the date hereof.
10.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
11.Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by email, personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:

Doma Holdings, Inc.
101 Mission Street, Suite 740
San Francisco, CA 94105
Attention: Compensation Group
Email: Compensation@doma.com

If to the Participant, to the address of the Participant on file with the Company.

12.No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate.
13.No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
14.Transfer of Award. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to the laws of descent and distribution. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.
15.Entire Agreement. This Agreement, the Plan, the Notice and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
16.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
17.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan, to reflect any changes in applicable law or financial accounting standards or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
18.Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
19.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
20.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Company.
21.Governing Law. This Agreement and the transactions contemplated hereby shall be governed by the laws of the state of Delaware, without application of the conflicts of law principles thereof.
22.Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Award pursuant to this Agreement.
23.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

EXHIBIT A

PRSU VESTING CONDITIONS

1.General.
(a)The PRSUs will be earned and vest only upon the satisfaction of both (i) the applicable service-based vesting condition set forth in Section 2 of this Exhibit A (the “Service Condition”) and (ii) the performance-based vesting condition set forth in Section 3 of this Exhibit A (the “Performance Condition”).
(b)For purposes of this Agreement, (i) as of any relevant date of determination, any PRSUs for which both the applicable Service Condition and the applicable Performance Condition have been satisfied in accordance with the terms of this Exhibit A are referred to as “Vested PRSUs” and (ii) the date on which both the Service Condition and the Performance Condition applicable to any PRSUs have been satisfied in accordance with the terms of this Exhibit A is referred to as the “Vesting Date”. For purposes of this Section 1(b), the Performance Condition shall be deemed satisfied on the applicable Certification Date as determined in accordance with Section 3 of this Exhibit A.
2.Service Condition. Subject to Section 5 of this Exhibit A and Section 3 of the Agreement, the Service Condition applicable to the PRSUs will be satisfied in installments as follows, in each case subject to the Participant continuing to be a Service Provider from the Date of Grant through each applicable service-vesting date:
1/16 of the total PRSUs, rounded down to the nearest Share, or 152,207 PRSUs, will satisfy the Service Condition on each successive Scheduled Vesting Date following the Date of Grant (each a “Service Vesting Date”). The first Service Vesting Date will occur on September 1, 2022.
3.Performance Condition.
(a)The Performance Condition will be based upon the Company’s achievement of a certain targeted volume weighted average price hurdles, as set forth in this Section 3, during the period beginning on the Date of Grant and ending on June 1, 2026 (such period, the “Performance Period”). On each Service Vesting Date, or within five business days thereafter, the Committee, or an officer delegated by the Committee or the Board to make determinations with respect to the satisfaction of the Performance Condition (such officer, the “Award Delegate”), shall review and determine whether the Performance Condition has been satisfied for any PRSUs (such date of review and determination, a “Certification Date”) since the prior Certification Date (or as it relates to the first Certification Date, since the Date of Grant). Subject to Section 5 of this Exhibit A, the Performance Condition for the PRSUs will be deemed satisfied as to the number of PRSUs set forth below, as of any Certification Date upon which the 90-day volume weighted average price of the common stock of the Company (the “90-Day VWAP”) has equaled or exceeded the applicable price set forth below (the “Price Hurdle”) (i) with respect to the first Certification Date, for any period beginning on or after the Date of Grant and ending on or prior to the trading day immediately preceding the Certification Date and (ii) with respect to each subsequent Certification Date, for any period ending (x) on or after the preceding Certification Date, and (y) on or prior to the trading day immediately preceding the Certification Date, in each case, as determined by the Administrator or the Award Delegate.

Price Hurdle	Number of PRSUs for which Performance Condition will be deemed satisfied (each, a “group”)
$5.00	811,775
$7.00	811,775
$10.00	811,775

(b)The Performance Condition may be satisfied only once for each group of PRSUs. In addition, there will be no pro-rata or incremental satisfaction of the Performance Condition if the 90-Day VWAP achieved as of a Certification Date is between the foregoing designated Price Hurdles. For the avoidance of doubt, notwithstanding that the 90-Day VWAP may equal or exceed the Price Hurdle as of any applicable date during the Performance Period, the date the Performance Condition will be deemed satisfied with respect to the corresponding PRSUs for purposes of the Plan and this Award Agreement will be the applicable Certification Date on which the Administrator or the Award Delegate determines that the Performance Condition has been met. Once the 90-Day VWAP exceeds a Price Hurdle at any time during the Performance Period, the corresponding group of PRSUs will be deemed to satisfy the Performance Condition on the next Certification Date, and the 90-Day VWAP will not be required to be re-measured (i.e., if the 90-Day VWAP later falls below the applicable Price Hurdle, the Performance Condition relating to the corresponding group of PRSUs will still be deemed to have been met).
(c)The Price Hurdles set forth in the table above shall be equitably adjusted by the Administrator in order to prevent the dilution or enlargement of benefits intended to be provided under this Award Agreement in the event of certain changes in the Company’s corporate structure or the occurrence of other events that affect Shares, in each case as described in Section 14 of the Plan.
(d)For the avoidance of doubt, the Performance Condition must be satisfied during the Performance Period, and any trading days outside of the Performance Period (including those following the end of the Performance Period and prior to the Final Certification Date (as defined below)) will not be taken into account for purposes of determining whether the 90-Day VWAP has exceeded the applicable Price Hurdle. In the event the Shares are not listed on the New York Stock Exchange as of any relevant date of determination during the Performance Period, then any reference in this Award Agreement to the New York Stock Exchange will be deemed to refer to the principal securities exchange or market on which the Shares are traded or quoted.
(e)For the avoidance of doubt, any group of PRSUs that has not been earned as of the end of the Performance Period, as determined on the last

Certification Date (occurring on, or within five business days following June 1, 2026) (the “Final Certification Date”), shall be forfeited.
4.Vesting of PRSUs. The Service Condition and the Performance Condition shall run in parallel such that any PRSUs that have previously satisfied the Service Condition shall be eligible to vest as soon as the Performance Condition has been met for such PRSUs. Similarly, any PRSUs that have previously satisfied the Performance Condition but have not yet satisfied the Service Condition shall be eligible to vest as soon as the Service Condition is met.
For example, on March 1, 2023, assuming the Participant continues in service, 456,621 PRSUs will have met the Service Condition. Assume that the 90-Day VWAP first reaches $5.00 in February 2023. 811,755 PRSUs will have met the Performance Condition. Accordingly, on the Certification Date occurring on or shortly after March 1, 2023, 456,621 PRSUs will fully vest. The remaining 355,134 PRSUs that have met the Performance Condition will become fully vested over the next three Service Vesting Dates, with 152,207 becoming fully vested on each of June 1, 2023 and September 1, 2023, and then the remaining 50,720 on December 1, 2023 (assuming the $7.00 Performance Condition has not yet been met).
5.Change in Control.
(a)Notwithstanding anything to the contrary in this Award Agreement or in Section 4(b) of the Employment Agreement, in the event of a Change in Control prior to the Final Certification Date, with respect to any PRSUs for which the Performance Condition has not otherwise been previously satisfied prior to the date of such Change in Control, (i) to the extent that immediately after the transaction that constitutes a Change in Control, the Shares of the Company or the shares of its successor are no longer outstanding and publicly traded on a national securities exchange, then (X) the Performance Condition applicable to PRSUs shall be deemed satisfied, as of immediately prior to the consummation of such Change in Control, to the extent that the price per Share (plus the per share value of any other consideration) received by the Company’s stockholders pursuant to such Change in Control (the “Transaction Price Per Share”) equals or exceeds the Price Hurdle applicable to such PRSUs, as determined by the Administrator or, if greater, as determined in accordance with Section 3 above and (Y) any PRSUs corresponding to a Price Hurdle that is greater than the Transaction Price Per Share or that have not otherwise vested pursuant to Section 3 shall be forfeited and cancelled in their entirety without any payment to Participant (regardless of the extent by which, if any, the Service Condition applicable to such PRSU has been previously satisfied) and (ii) to the extent that immediately after the transaction constituting a Change of Control, the Shares of the Company or the shares of its successor continue to be outstanding and publicly traded on a national securities exchange, then the PRSUs will remain outstanding and may be earned in accordance with the terms of the Agreement and this Exhibit A; provided that the Administrator shall equitably adjust (in a manner as determined by the Administrator in good faith) the Performance Condition to reflect the changes in the Company and the share capitalization resulting from the Change of Control transaction.
(b)With respect to any PRSUs that have become Vested PRSUs as of the date of such Change in Control (as a result of having previously satisfied the Service Condition and having satisfied the Performance Condition in connection with such Change in Control pursuant to Section 5(a) of this Exhibit A), such Vested PRSUs shall be settled in Shares in accordance with Section 6 of the Agreement. Any PRSUs that have satisfied the Performance Condition (including in connection with the Change in Control pursuant to Section 5(a) of this Exhibit A) but have not yet become Vested PRSUs as of the date of such Change in Control (as a result of not yet having satisfied the applicable Service Condition as of such date) shall remain outstanding and eligible to become Vested PRSUs upon Participant’s satisfaction of the applicable Service Condition in accordance with Section 2 of this Exhibit A, subject to Section 3(b) of the Agreement.
6.Termination of Service. Treatment of the PRSUs upon the Participant’s Termination of Service is set forth in Section 3 of the Agreement. Upon the Participant’s Termination of Service due to death or Disability, to the extent that the Termination of Service occurs prior to the end of the Performance Period, with respect to any PRSUs for which the Performance Condition has not otherwise been previously satisfied prior to the date of such Termination of Service, the Final Certification Date shall be held on or within 30 days after the Termination of Service, and the Performance Condition shall be deemed to have met with respect to any such PRSUs to the extent that either (i) the closing price per Share on the date of Termination of Service exceeds the applicable Price Hurdle or (ii) the 90-Day VWAP equals or exceeds the applicable Price Hurdle for any period ending (x) on or after the preceding Certification Date, and (y) on or prior to such Final Certification Date, in each case, as determined by the Administrator or the Award Delegate.
7.Interpretation. The Administrator shall have sole and exclusive authority and discretion to make all determinations and resolve all ambiguities, questions and disputes relating to the satisfaction of the Performance Condition and/or Service Condition and the level of earning and vesting of the PRSUs to the extent made in good faith and in accordance with the terms of the Agreement.
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